EX-99.CERT 11(a)(2)(A)
                                 CERTIFICATIONS

I, Thomas W. Grant, certify that:

1. I have reviewed this report on Form N-CSR of Pax World Money Market Fund, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.


Date: May 10, 2004

                            /s/ Thomas W. Grant
                                Thomas W. Grant
                                President
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                                                          EX-99.CERT 11(a)(2)(B)
                                 CERTIFICATIONS

I, Richard De Sanctis, certify that:

1. I have reviewed this report on Form N-CSR of Pax World Money Market Fund, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.


Date: May 10, 2004

                              /s/  Richard De Sanctis
                                   Richard De Sanctis
                                   Treasurer